This Consulting Services Agreement ("Agreement"), dated 15 August, 2009 is made by and between Legend Sun Limited, a company registered in Hong Kong ("Consultant"), having its principle place of business at G/F, Nam Hing Fong, 39 Yiu Wa Street, Causeway Bay, Hong Kong , and Joystick Limited a company registered in Hong Kong ("Client"), having its principal place of business at Shop no. 8, Empire Court,2-4 Hysan Avenue, Causeway Bay, Hong Kong.

WHEREAS, Consultant has extensive background and knowledge in the area of café bistro set up and operation;

WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in its area of knowledge and expertise on the terms and subject to the conditions set forth herein;

WHEREAS, Client desires to develop its business to operate café bistro and to engage Consultant to provide information, evaluation, consulting and management services to the Client in its area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Provide services related to the selection of bistro location, interior design, determination of menu and price, employee training, marketing and promotion, set up and monitor logistic and control of food ordering, production and serving, and kitchen management.

2.  Consideration.

Client agrees to pay Consultant, as consideration for services provision, according to Schedule 1 appended to this Agreement to be paid by cheque monthly or other settlement method as agree in writing between Consultant and Client.  Consideration shall be due and payable not later than the fifteenth (15th) of each month, beginning with the first payment due on September 15, 2009.  Consideration is subject to review on annual basis or upon request by either party and agree in writing.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature shall not be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate

(a)  is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party,

(b)  was known to the receiving party as of the time of its disclosure,

(c)  is independently developed by the receiving party, or

(d)  is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Late Payment.

Client shall pay to Consultant all fees within fifteen (15) days of the due date.  Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or its agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that:

(i)

is true,

(ii)

would constitute a breach of any of Client's

representations, warranties, or agreements hereunder, or

(iii)

arises out of the negligence or willful misconduct of Client, or any Client content to be provided by

Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to

Consultant for the specific service provided that is in question.

7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective as of August 15, 2009 and will continue for twelve months. The Agreement may renew on each anniversary date for up to three consecutive years.  Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)  Termination.

Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, including but not limited to Consultant's obligations to work for the Client at a level of competency satisfactory to the Board of Directors and not to engage in any activity which brings disrepute and harm to the Client, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within five (5) business days after having received written notice by the non-breaching party of the breach or default.

Notwithstanding the above, either party may terminate this Agreement at any time upon thirty (30) days' written notice. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative.  The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors,

administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.  There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement.  Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party,

either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail, addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

Joystick Limited

Shop no. 8, G/F, Empire Court

2-4 Hysan Avenue

Causeway Bay

Hong Kong

To Consultant:

Legend Sun Limited

G/F, Nam Hing Fong

39 Yiu Wa Street

Causeway Bay

Hong Kong

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of Hong Kong without reference to its conflicts of laws rules or principles.  Each of the parties consents to the exclusive jurisdiction of the courts in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination of this Agreement.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

Joystick Limited

_____________________

Sizegenic Holdings Ltd. (Director)

Legend Sun Limited

______________________

Sizegenic Holdings Ltd. (Director)

Schedule 1

Consideration for provision of consultancy and management services by

Legend Sun Limited to Joystick Limited

HK$
Deposit Service fee Aug 09	240,000 80,000 ---------------- 320,000
Service fee Sep 09 to July 10	80,000 per month

No refund of deposit if Agreement terminates before the expiry of the Term.